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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-35752 and 333-45028) and on Forms S-8 (Nos. 333-92337, 333-80501, 333-85107 and 333-26015) of Verso Technologies, Inc.
(formerly Eltrax Systems, Inc.) of our report dated February 28, 2000, except for discontinued operations reclassifications and revisions, the date for which is July 19, 2000, relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
October 8, 2001